                                 EXHIBIT 23(b)





                        CONSENT OF RYDER SCOTT COMPANY
                        INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the incorporation by reference to our reports entitled "Sino-American Energy Corporation, Estimates Reserves and Future Net Revenue Attributable to the CFD 2-1 and CFD 11-1 Fields, Bohai Bay, China, Constant and Escalated Pricing As of January 1, 2000" and to the data extracted from our reports and the references to our firm relating to Pendaries Petroleum Ltd. Annual Report on Form 10-K for the year ended December 31, 1999.

                                    /s/ Ryder Scott & Company

                                    RYDER SCOTT & COMPANY
                                    PETROLEUM ENGINEERS

March 6, 2000